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                                                                      EXHIBIT 32

                          SIXX HOLDINGS, INCORPORATION

                    CERTIFICATION OF CEO AND CAO PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-QSB of Sixx Holdings, Incorporated (the "Company") for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report), Jack D. Knox, as Chief Executive Officer of the Company, and Howard N. Gay, as Acting Chief Accounting Officer of the Company each hereby certifies, pursuant to 18 U.S.C. Section 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

     (1) The Report fully complies with requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Jack D. Knox
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Name:  Jack D. Knox
Title: Chief Executive Officer
Date:  August 13, 2003


/s/ Howard N. Gay
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Name:  Howard N. Gay
Title: Acting Chief Accounting Officer
Date:  August 13, 2003


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

See also the certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, which is also attached to this Report.